Exhibit 3.1  Articles of Incorporation



                                                     FILED # C8266-04
                                                             --------

                                                        MAR 30 2004

                                                      IN THE OFFICE OF
                                                      /s/ Dean Heller
                                               DEAN HELLER SECRETARY OF STATE

-----------------------------------------------------------------------------

              DEAN HELLER
              Secretary of State
/State Seal/  101 North Carson Street, Suite 3
              Carson City, Nevada 89701-4299
              (775) 684 5708
              Website: secretaryofstate.biz

                         ------------------------
                         /     Articles of      /
                         /    Incorporation     /
                         / (PURSUANT TO NRS 78) /
                         ------------------------

         Important: Read attached instructions before completing form.


1. Name of Corporation:          Edward II, Inc.
   --------------------

2. Resident Agent Name and       National Filing Agents, Inc.
   Street Address:               --------------------------------------------
   (must be a Nevada address     Name
   where process may be
   served)                       500 N. Rainbow Blvd., Suite 300   Las Vegas
   -------------------------     --------------------------------------------
                                 Street Address                      City

                                 NEVADA   89107
                                          ----------
                                          Zip Code

3. Shares:                       Number of shares
   (number of shares             with par value: 75,000,000  Par value: $0.001
   corporation                                   ----------             ------
   authorized to issue)
   --------------------          Number of shares
                                 without par value:     0
                                                    --------

4. Names, Addresses,
   Number of Board of
   Directors/Trustees:
   -------------------
                                 1.  Edward C. Zimmerman, Jr.
                                    -----------------------------------------
                                    Name

                                     3415 Ocatillo Mesa Way
                                    -----------------------------------------
                                    Street Address

                                     North Las Vegas    NV      89031
                                    -----------------  ------  --------------
                                    City               State   Zip Code

5. Purpose: (optional-           The purpose of this Corporation shall be:
    see instructions)
    -----------------

6. Names, Address        Edward C. Zimmerman, Jr.  /s/ Edward C. Zimmerman, Jr.
   and Signature of      ------------------------  ----------------------------
   Incorporator:                 Name                      Signature
   (attach additional page
   if there is more than 1        3415 Ocatillo Mesa Way
   incorporator)                 --------------------------------------------
   -----------------------       Address

                                  North Las Vegas      NV      89031
                                 -------------------  ------  ---------------
                                 City                 State   Zip Code

7. Certificate of                I, hereby accept appointment as Resident
   Acceptance of                 Agent for the above named corporation.
   Appointment of
   Resident Agent:               /s/ Edward C. Zimmerman, III, Pres. 03/30/2004
   ---------------               ----------------------------------- ----------
                                 Authorized Signature of R.A. or     Date
                                 On Behalf of R.A. Company

This form must be accompanied by the appropriate fees. See attached schedule.

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                           ARTICLES OF INCORPORATION
                                      OF
                                 EDWARD II, INC.
           ----------------------------------------------------------

KNOW ALL MEN BY THESE PRESENTS:


       That the undersigned, for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, do hereby adopt the following Articles of Incorporation.

1.  NAME OF COMPANY:

                                 EDWARD II, INC.

2.  RESIDENT AGENT:

       The resident agent of the Company is:

       National Filing Agents, Inc.
       500 N. Rainbow Blvd., Suite 300
       Las Vegas, Nevada 89107

3.  BOARD OF DIRECTORS:

       The company shall initially have one (1) director. He is: Edward C. Zimmerman, Jr., 3415 Ocatillo Mesa Way, North Las Vegas, Nevada 89031. This individual shall serve as director until his successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4.  AUTHORIZED SHARES:

       The total authorized capital stock of the corporation shall be as follow:

       Seventy Million (70,000,000) shares of Class A Common Stock of the Par Value of $0.001 all of which shall be entitled to voting power.


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       Two million (2,000,000) authorized Series A Preferred Shares with a par value of $0.001 and such other terms as determined by the board of Directors of the corporation prior to their issuance. Each Series A Preferred Share shall have voting rights and shall carry a voting weight equal to ten (10) Common Shares. Each Series A Preferred Share may be converted into ten (10) Common Shares upon approval by the Board of Directors of the corporation.

       Two million (2,000,000) authorized Series B Preferred Shares with a par value of $0.001 per share and such other terms as may be determined prior to their issuance by the Board of Directors. Each Series B Preferred Share shall have voting rights and shall carry a voting weight equal to two (2) Common Shares. Each Series B Preferred Share may be converted into two (2) Common Shares upon approval by the Board of Directors.

       One million (1,000,000) authorized Series C Preferred Shares with a par value of $0.001 per share and such other terms as may be determined by the Board of Directors prior to their issuance. No Series C Preferred Share shall have voting rights.

       The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution of resolutions.


5.  PREEMPTIVE RIGHTS AND ASSESSMENT OF SHARES:

       Holders of Common Stock or Preferred Stock of the Corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the Corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

6. DIRECTORS' AND OFFICERS' LIABILITY:

       A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve international misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of the Article by stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal of modification.


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7.  INDEMNITY:

       Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

       Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchased or maintain insurance on behalf of any person who is or was a director or officer.

8.  AMENDMENTS:

       Subject at all times to the express provisions of Section 4 on the Assessment of Shares, this Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation of said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9.  POWER OF DIRECTORS:

       In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

       (a) The board of directors shall have the power to make, adopt, alter, amend and repeal the bylaws of this corporation without the ascent or vote of the stockholders, including, without limitation, the power to fix, from time to time, the number of directors which shall constitute the whole board of directors of this corporation subject to the right of the stockholders to alter, amend and repeal the bylaws made by the board of directors.


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


       (b) To authorize and caused to be executed mortgages and lines, with or without limitations as to amount, upon the real and personal property of the corporation;

       (c) To authorize the guaranty by the Corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

       (d) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

       (e) By resolution adopted by the majority of the whole Board, to designate one or more committees to consist of one or more Directors of the Corporation, which, to the extent provided on the resolution or in the By-Laws of the Corporation, shall have and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

       All the corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

       IN WITNESS WHEREOF, I hereunder set my hand on 30th day of March, 2004, hereby declaring and certifying that the facts stated hereinabove are true.

Signature of Incorporator:

Name:        Edward C. Zimmerman, Jr.
Address:     3415 Ocatillo Mesa Way
             North Las Vegas, Nevada 89031

Signature: /s/ Edward C. Zimmerman, Jr.
           ----------------------------

STATE OF NEVADA    )
                   )  ss.
County of Clark    )

        The foregoing instrument was acknowledged before me this 30th day of March, 2004.

                               {STATE SEAL} Notary Public - State of Nevada
                                              County of Clark
/s/ Tina M. McCombs                           TINA M. McCOMBS
----------------------------                         My Appointment Expires
Notary Public                       No:94-1940-1         July 31, 2006


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